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                                                           EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated October 31, 1997 appearing on page 24 of Toyota Motor Credit Corporation's Annual Report on Form 10-K for the year ended September 30, 1997. We also consent to the references to us under the heading "Experts" in such Prospectus.




PricewaterhouseCoopers LLP
Los Angeles, California
August 7, 1998